Exhibit 4.1

FRONT

Asure
Software

Asure Software, Inc.

Incorporated under the Laws of the State of Delaware

This Certifies That

SPECIMEN

Is the owner of

Fully Paid and nonassessable shares of the common stock, $0.01 par value per share, of

Asure Software, Inc.

Transferable on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.  This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the Corporation has caused the facsimile signatures of its duly authorized officers and the facsimile seal of the corporation to be affixed to this Certificate.

Dated:

Chairman of the Board                                                                           Chief Executive Officer

BACK

Asure Software, Inc.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, option or other special rights of each class of stock or series thereof of the corporation, and the qualifications, limitations or restrictions of such preferences and/or rights, such request may be made to the corporation, or to the transfer agent of the Corporation.

This Certificate also evidences and entitles the holder hereof to certain rights as set forth in an amended and restated rights agreement between Asure Software, Inc. (f.k.a. Forgent Networks, Inc.) and American Stock Transfer & Trust Company LLC as the rights agent, dated as of October 28, 2009 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Asure Software, Inc.  Under certain circumstances, as set forth in the rights agreement, such rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.  Asure Software, Inc. will mail to the holder of this certificate a copy of the rights agreement without charge after receipt of a written request therefor, under certain circumstances set forth in the rights agreement, rights issued to, or held by, any person who is, was or becomes an acquiring person or any affiliate or associate thereof (as such terms are defined in the rights agreement).  Whether currently held by or on behalf of such person or by any subsequent holder, may become null and void.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or registrations:

TEN COM – as tenants in common                                                                                     UNIF GIFT MIN ACT         (Cust)       Custodian       (Minor)
TEN ENT - as tenants by the entireties                                                                                     Under Uniform Gifts to Minors
JT TEN  - as joint tenants with right of                                                                                     Act ________
survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                                                      hereby sell, assign and transfer unto
(please insert social security number or Other identifying number of assignee)

Please print or typewrite name and address including postal zip code of assignee

Shares

Of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

Notice:
The signature to this assignments must correspond with the name as written upon the face of the certificate in every particular, without a alteration or enlargement, or any change whatever.

Signature(s) Guaranteed:
The signatures must be guaranteed by an eligible guarantor institution
(banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17AD-15.